                                                          Exhibit 99.5

-------------------------------------------------------------------------------
IF YOU DO NOT MAKE AN ELECTION IN BOX A BELOW OR DO NOT PROPERLY SUBMIT THE ELECTION FORM TO THE PAYING AGENT BY THE ELECTION DEADLINE, YOU WILL BE
DEEMED TO HAVE ELECTED TO RECEIVE CASH IN EXCHANGE FOR YOUR UNITS OF GROVE LP LIMITED PARTNERSHIP INTEREST.
-------------------------------------------------------------------------------

                               ELECTION FORM

     This Election Form is being sent to the limited partners of Grove Operating, L.P. ("Grove LP") in connection with the proposed merger of a subsidiary of ERP Operating Limited Partnership ("ERP") and Grove LP pursuant to the Agreement and Plan of Merger dated as of July 17, 2000 among Grove Property Trust ("Grove"), Grove LP and ERP (the "Partnership Merger"). Upon consummation of the Partnership Merger, each holder of units of Grove LP limited partnership interest who has, by the Election Deadline, properly submitted the Election Form, will have the right to receive (i) cash in the amount of $17.00, less an amount (not to exceed $0.29) if required to be expended by Grove to resolve certain liabilities ( a "Cash Election") or (ii)
0.3696 units of ERP limited partnership interest subject to a corresponding reduction of a maximum of 0.0063 ERP units per Grove LP unit (an "ERP Unit Election"), in exchange for each unit of Grove LP limited partnership interest, as set forth in detail below (an "Election").

      THE ELECTION DEADLINE IS 5:00 P.M. (BOSTON TIME) ON OCTOBER 30, 2000.

     THE METHOD OF DELIVERY OF THIS ELECTION FORM IS AT THE ELECTION AND RISK OF THE HOLDER OF UNITS OF GROVE LP LIMITED PARTNERSHIP INTEREST. DELIVERY OF THIS ELECTION FORM TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE PAYING AGENT.

    YOU MUST SUBMIT AN ORIGINAL SIGNED ELECTION FORM. FACSIMILES WILL NOT BE ACCEPTED.

      BY MAIL                     BY HAND                BY OVERNIGHT CARRIER
     EquiServe         Securities Transfer & Reporting         EquiServe
 Corporate Actions               Services               Attn: Corporate Actions
    PO Box 8029                C/O EquiServe               150 Royall Street
Boston, MA 02266-8029   100 Williams Street, Galleria      Canton, MA 02021
                             New York, NY 10038

         IF YOU REQUIRE ADDITIONAL INFORMATION, PLEASE CALL EQUISERVE
                  (THE "PAYING AGENT") AT 800-733-5001.

      PLEASE READ THE INSTRUCTIONS IN THIS ELECTION FORM CAREFULLY BEFORE
                       COMPLETING THE ELECTION BELOW.

-------------------------------------------------------------------------------
                              BOX A: ELECTION

                                CHOOSE ONE:

     [ ]  CASH ELECTION                  [  ]   ERP UNIT ELECTION

-------------------------------------------------------------------------------
NAME AND ADDRESS OF HOLDER OF UNITS OF   TOTAL NUMBER OF UNITS OF
GROVE LP LIMITED PARTNERSHIP INTEREST:   GROVE LP LIMITED PARTNERSHIP INTEREST:
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------

     You must choose either a Cash Election OR an ERP Unit Election with respect to all of your units of Grove LP limited partnership interest. No mixed Elections are allowed.

     You should review and carefully consider the consequences of making a cash Election or ERP Unit Election as set forth in the proxy statement/prospectus dated October 2, 2000 before making an Election.

     All holders of units of Grove LP limited partnership interest wishing to make a Cash Election or ERP Unit Election must deliver to the Paying Agent, on behalf of ERP, a properly completed Election Form prior to the Election Deadline (which will be 5:00 p.m. (Boston Time) on October 30, 2000).

-------------------------------------------------------------------------------
                       SPECIAL DELIVERY INSTRUCTIONS
-------------------------------------------------------------------------------

This box to be completed ONLY if the check representing the cash consideration or the documentation of ERP units, as the case may be, issued in the name of the undersigned, is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown in Box A above.

MAIL THE DOCUMENTATION OF ERP UNITS OR THE CHECK PAYABLE TO THE UNDERSIGNED REPRESENTING THE CASH CONSIDERATION TO: (PLEASE PRINT)

Name:   _______________________________________________________________________

Address:_______________________________________________________________________

Check this box if this is a permanent change of address:  [   ]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
The undersigned represents and warrants to ERP and the Paying Agent that the undersigned is the beneficial owner of the number of units of Grove LP limited partnership interest set forth in Box A, free and clear of any and all liens and encumbrances. I agree to be bound by the terms of the Fifth Amended and Restated ERP Agreement of Limited Partnership.

                                PLEASE SIGN HERE

Signature(s): _________________________________________________________________

Dated: ________________________________________________________________________

Names: _____________________________________ Capacity: ________________________
                (please print)

Daytime Area Code and Telephone Number: _______________________________________

-------------------------------------------------------------------------------

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on any cash payment made pursuant to the Partnership Merger, the Grove LP unit holder is required to notify the Paying Agent of the Grove LP unit holder's correct Taxpayer Identification Number ("TIN") by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that the Grove LP unit holder is awaiting a TIN).

WHAT NUMBER TO GIVE THE PAYING AGENT

The Grove LP unit holder is required to give the Paying Agent the social security number or employer identification number of the record owner of the Grove LP units. If the Grove LP units being tendered are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

-------------------------------------------------------------------------------
                        PAYER'S NAME: EQUISERVE
-------------------------------------------------------------------------------
SUBSTITUTE           PART 1 -- PLEASE PROVIDE
FORM W-9             YOUR TIN IN THE BOX AT         Social Security Number
                     RIGHT AND CERTIFY BY
                     SIGNING AND DATING BELOW    OR___________________________

                                                 Employer Identification Number


Department of the    PART 2 -- Check the box if you are NOT subject to backup
Treasury, Internal   withholding under the provisions of Section
Revenue Service      3406(a)(1)(C) of the Internal Revenue Code because (1)
                     you are exempt from backup withholding, or (2) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue
                     Service has notified you that you are no longer subject to backup withholding. [ ]

PAYER'S REQUEST FOR  CERTIFICATION --UNDER THE PENALTIES OF        PART 3
TAXPAYER             PERJURY, I CERTIFY THAT THE INFORMATION
IDENTIFICATION       PROVIDED ON THIS FORM IS TRUE, CORRECT       Awaiting
NUMBER (TIN)         AND COMPLETE.                                 TIN [ ]

                     SIGNATURE______________________  DATE_______

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE
PARTNERSHIP MERGER.
-------------------------------------------------------------------------------

                            ELECTION INSTRUCTIONS

     The appropriate box must be checked in Box A on page 1 in order to make a Cash Election or an ERP Unit Election. If you do not make an Election or do not properly submit the Election Form by the Election Deadline, you will be deemed to have elected to receive cash in exchange for your units of Grove LP limited partnership interest.

     Your choice of Election is as follows:
-------------------------------------------------------------------------------
ELECTION:          WHAT YOU WILL RECEIVE FOR EACH UNIT OF GROVE LP LIMITED
                   PARTNERSHIP INTEREST:
-------------------------------------------------------------------------------
CASH ELECTION      $17.00 in cash, without interest, less an amount
                   (not to exceed $0.29) if required to be expended
                   by Grove to resolve certain liabilities.
-------------------------------------------------------------------------------
ERP UNIT ELECTION  0.3696 units of ERP limited partnership interest, subject to a corresponding reduction of a maximum of 0.0063 ERP units per Grove LP unit.

                   An ERP Unit Election evidences your agreement to bound by the terms of the Fifth Amended and Restated ERP Agreement of Limited Partnership, as such may be properly amended and/or restated from time to time.

                   ERP Units are exchangeable on a one-for-one basis for
                   common shares of beneficial interest, par value of $0.01,
                   of Equity Residential Properties Trust ("EQR"), or, at
                   the option of EQR, the cash equivalent thereof.
-------------------------------------------------------------------------------

     All holders of units of Grove LP limited partnership interest submitting an Election Form that is received by the Paying Agent after the Election Deadline will be deemed to have made a Cash Election regardless of the Election specified in Box A.

     You will be deemed to have made a Cash Election if:

     -  No Election choice is indicated in Box A above;

     -  More than one Election choice is indicated in Box A above;

     - You fail to follow the instructions on this Election Form or otherwise fail to properly make an Election; or

     - A completed Election Form is not received by the Paying Agent prior to the Election Deadline.

     Notwithstanding anything to the contrary in this Election Form, ERP reserves the right, which it may delegate in whole or in part to the Paying Agent, to waive any errors in a completed Election Form. However, ERP shall be under no obligation to do so.

     An Election Form may be revoked by (i) advising the Paying Agent in writing at the appropriate address indicated above before the Election Deadline or (ii) delivering to the Paying Agent, prior to the Election Deadline, a properly completed Election Form dated after the date of your then prior Election Form.

     In order to make an Election and receive the cash consideration paid pursuant to a Cash Election ("Cash Consideration") or documentation of the units of ERP limited partnership interest pursuant to an ERP Unit Election ("Documentation of ERP Unit"), this Election Form must be (i) completed and signed in ink (blue ink preferred) in the space provided on page 2 and (ii) mailed or delivered to the Paying Agent at the appropriate address set forth above. In order to make a proper Election, the Paying Agent must receive the Election Form at or prior to the Election Deadline. If you do not make an Election or do not properly submit the Election Form by the Election Deadline, you will be deemed to have elected to receive cash in exchange for your units of Grove LP limited partnership interest.

     Unless otherwise indicated under "Special Delivery Instructions," the Cash Consideration or the Documentation of ERP Units will be mailed to the undersigned at the address shown in Box A on page 1.

     CONSUMMATION OF THE PARTNERSHIP MERGER IS SUBJECT TO THE SATISFACTION OF VARIOUS CLOSING CONDITIONS. NO PAYMENTS RELATED TO ANY SURRENDER OF UNITS OF GROVE LP LIMITED PARTNERSHIP INTEREST WILL BE MADE PRIOR TO THE EFFECTIVE TIME OF THE PARTNERSHIP MERGER.